Exhibit 21

                       LIST OF SUBSIDIARIES OF REGISTRANT


            Subsidiaries                                                Jurisdiction of Incorporation
            ------------                                                -----------------------------
Iron Mountain Records Management, Inc.                                            DE

Data Securities International, Inc.                                               DE

Iron Mountain/Safesite, Inc.                                                      DE

Iron Mountain Records Management of Ohio, Inc.                                    DE

IM San Diego, Inc.                                                                DE

Iron Mountain Consulting Services, Inc.                                           DE

Iron Mountain Records Management of San Antonio-FP, Inc.                          DE

Iron Mountain Records Management of San Antonio, Inc.                             DE

Criterion Atlantic Property, Inc.                                                 DE

Hollywood Property, Inc.                                                          CA

IM Earhart, Inc.                                                                  DE

IM Billerica, Inc.                                                                MA

Iron Mountain Records Management of Michigan, Inc.                                DE

Iron Mountain Safe Deposit Corporation                                            MI

National Underground Storage Inc.                                                 PA

Iron Mountain Records Management of Maryland, Inc.                                DE

Iron Mountain Records Management of Missouri, LLC                                 DE

Arcus Data Security, Inc.                                                         DE

Towler Data Services, Inc.                                                        OK

Arcus Data Security Limited (UK)                                                 (UK)

HIMSCORP of Philadelphia, Inc.                                                    DE

HIMSCORP of Pittsburgh, Inc.                                                      DE

HIMSCORP of New Orleans, Inc.                                                     DE

HIMSCORP of San Diego, Inc.                                                       DE

HIMSCORP of Los Angeles, Inc.                                                     DE

Recordkeepers, Inc.                                                               MD

HIMSCORP of Cleveland, Inc.                                                       DE

HIMSCORP of Portland, Inc.                                                        DE



            Subsidiaries                                                Jurisdiction of Incorporation
            ------------                                                -----------------------------
HIMSCORP of Detroit, Inc.                                                         DE

HIMSCORP of Houston, Inc.                                                         DE

Copyright, Inc.                                                                   DE

IM-AEI Acquisition Corp.                                                          DE

Iron Mountain Records Management of Utah, Inc.                                    DE

Arcus Staffing Resources, Inc.                                                    DE

Records and Filing Consultants, Inc.                                              OH

Commercial Archives, Inc.                                                         NY

Iron Mountain Global, Inc.                                                        DE


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